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                                                                    Exhibit 5.01
                         [Letterhead of Fenwick & West LLP]



                                  October 6, 1999


Silicon Image, Inc.
10131 Bubb Road
Cupertino, California 95014

Gentlemen/Ladies:

          At your request, we have examined the registration statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "SEC") on or about October 5, 1999, under the Securities Act of 1933, as amended, in order to register an aggregate of 3,852,363 shares of your Common Stock (the "STOCK"). The shares of Stock consist of: (1) 1,560,000 shares available for issuance under your 1999 Equity Incentive Plan (the "1999 PLAN"); (2) 250,000 shares available for issuance under your 1999 Employee Stock Purchase Plan (the "1999 PURCHASE PLAN"); (3) 1,902,363 shares issuable upon the exercise of options granted under the 1995 Equity Incentive Plan (the "1995 PLAN") of your predecessor, Silicon Image, Inc., a California corporation (the "PREDECESSOR"); and (4) 140,000 shares issuable upon the exercise of options granted outside your option plans or the option plans of the Predecessor ("NON-PLAN OPTIONS").

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File No. 333-83665), declared effective by the SEC on October 5, 1999, together with the exhibits filed therewith, including without limitation the 1995 Plan, 1999 Plan, 1999 Purchase Plan and the agreements and documents related thereto.

     (2) your registration statement on Form 8-A (File No. 000-26887), filed with the SEC on July 30, 1999 and declared effective on October 5, 1999;

     (3) the Registration Statement, together with the exhibits filed as a part thereof and the prospectuses prepared in connection therewith;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and in the minute books of the Predecessor that are in our possession and the stock records for both you and the Predecessor;

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Silicon Image, Inc.
October 5, 1999
Page 2

     (5) your Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), and bylaws, as amended (the "BYLAWS"), and the Articles of Incorporation and Bylaws of the Predecessor;

     (6) a Management Certificate executed by you, addressed to us and dated of even date herewith, which contains certain factual and other representations.

     We have also confirmed both the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the SEC and have confirmed your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that:

     (1) the 1,902,363 shares of Stock that may be issued and sold by you upon the exercise of options granted under the 1995 Plan, when issued and sold in accordance with the 1995 Plan, the stock option grant and exercise agreements

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Silicon Image, Inc.
October 5, 1999
Page 3

          entered into thereunder and the Registration Statement, and in the manner referred to in the Form S-8 prospectus associated with the 1995 Plan and the Registration Statement, will be validly issued, fully paid and non-assessable;

     (2) the 140,000 shares of Stock that may be issued and sold by you upon the exercise of the Non-Plan Options, when issued and sold in accordance with the stock option grant and exercise agreements related thereto and the Registration Statement, and in the manner referred to in the Form S-8 prospectus associated with the Non-Plan Options and the Registration Statement, will be validly issued, fully paid and non-assessable;

     (3) the 1,560,000 shares of Stock that may be issued and sold by you upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses that have been or may be awarded by you under the 1999 Plan, when issued and sold in accordance with the 1999 Plan, the stock option grant and exercise agreements, restricted stock purchase agreements and stock bonus agreements entered into or to be entered into thereunder and the Registration Statement, and in the manner referred to in the Form S-8 prospectus associated with the 1999 Plan and the Registration Statement, will be validly issued, fully paid and non-assessable; and

     (4) the 250,000 shares of Stock that may be issued and sold by you upon the exercise of purchase rights granted or to be granted under the 1999 Purchase Plan, when issued and sold in accordance with the 1999 Purchase Plan, stock purchase and other agreements entered into or to be entered into thereunder and the Registration Statement, and in the manner referred to in the Form S-8 prospectus associated with the 1999 Purchase Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                   Very truly yours,

                                   /s/ Fenwick & West LLP

                                   FENWICK & WEST LLP